                                                                   EXHIBIT 23.11


                                     CONSENT



         I anticipate becoming a director of Lomak Petroleum, Inc. ("Lomak") upon consummation of the proposed merger of Domain Energy Corporation with a subsidiary of Lomak and hereby consent to the reference to me and my becoming a director of Lomak which is included in the Registration Statement on Form S-4 relating to such merger and in the related Proxy Statement/Prospectus included therein, and further consent to the filing of this consent as an exhibit to such Registration Statement.

                                       /s/ Jonathan S. Linker
                                       -----------------------------------------
                                           Jonathan S. Linker




June 19, 1998